BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release:  Tuesday, October 20, 2009
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM:BANF) reported net income of $9.4 million of $0.60 per diluted earnings per share for the third quarter of 2009.  These results compare to net income of $11.0 million or $0.70 diluted earnings per share for the same period in 2008.  Net income for the first nine months of 2009 was $22.8 million or $1.46 per diluted earnings per share compared to $36.3 million or $2.33 per diluted earnings per share for the same period a year ago. Last year’s reported results included several one-time gains that totaled $9.1 million or $5.9 million after-tax.

Net interest income for the third quarter was $33.0 million compared to $35.3 million for the same period in 2008.  The Company’s net interest margin for the quarter was 3.27% versus 4.03% a year ago.  The lower interest rate environment in 2009 compared to a year ago has caused the Company’s net interest margin to decline.  The Company’s loan loss provision for the third quarter was $1.0 million compared to $2.3 million for the same period a year ago.  Nonperforming loans at quarter end represented 1.76% of total loans, while net charge-offs year-to-date totaled 0.37% of total loans compared to 0.81% and 0.14%, respectively, for the same period in 2008.  Noninterest income was $17.0 million for the quarter compared to $17.8 million a year ago.  Cash management revenues were down due to lower investment sweep balances.  Noninterest expense of $35.5 million was up 3.4% from the operating expenses a year ago due to higher deposit insurance premiums.  The Company’s effective tax rate was 30.5% for the quarter compared to 33.4% a year ago due to additional tax credits.

David Rainbolt, BancFirst Corporation CEO stated, “In light of the current economic environment, earnings for the quarter were respectable.  Going forward earnings will likely continue to be somewhat variable as long as the economy is in flux.”

At September 30, 2009 the Company’s total assets were $4.3 billion, an increase of 13% over a year ago.  At quarter end, loans were $2.7 billion and deposits totaled $3.8 billion.  Deposits increased $471 million or 14% from September 30, 2008.  The Company’s liquidity remains strong with an average loan-to-deposit ratio for the quarter of 70.8% and overnight investments of more than $900 million.  Additionally, the Company has no brokered deposits and no borrowings from the Federal Home Loan Bank.  At quarter end stockholder’s equity was $425.6 million or 9.8% of total assets.  The Company’s capital ratios exceed federal “well capitalized” guidelines.

David Rainbolt, BancFirst Corporation CEO observed, “Our strong capital and liquidity positions should enable us to look at expansion opportunities in the next several years.”

The Company recently announced it has entered into an agreement to purchase First Jones Bancorporation and its subsidiary bank, First State Bank, Jones, Oklahoma.  First State Bank has $40 million in total assets and equity capital of $4.6 million.  The transaction is subject to regulatory approval and is expected to be completed before year end 2009.

BancFirst Corporation is an Oklahoma based financial services holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$31,753	$32,546	$32,952		$97,251
Provision for loan losses	3,365	4,851	998		9,214
Securities transactions	339	(37)	20		322
Total noninterest income	16,622	17,043	17,039		50,704
Salaries and employee benefits	20,117	19,896	19,938		59,951
Total noninterest expense	34,529	35,218	35,481		105,228
Net income	7,125	6,260	9,390		22,775
Per Common Share Data:
Net income-basic	0.47	0.41	0.61		1.49
Net income-diluted	0.46	0.40	0.60		1.46
Cash dividends declared	0.22	0.22	0.23		0.67
Common shares outstanding	15,291,641	15,301,641	15,302,891		15,302,891
Average common shares outstanding -
Basic	15,291,636	15,298,075	15,302,199		15,297,342
Diluted	15,579,090	15,604,279	15,585,955		15,591,151
Performance Ratios:
Return on average assets	0.75%	0.61%	0.86%		0.74%
Return on average equity	6.92	5.95	8.77		7.22
Net interest margin	3.69	3.44	3.27		3.45
Efficiency ratio	71.38	71.02	70.97		71.12

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774	$35,251	$33,695	$139,107
Provision for loan losses	1,780	3,539	2,270	3,087	10,676
Securities transactions	28	6,121	776	13	6,938
Total noninterest income	17,241	23,330	17,784	16,030	74,385
Salaries and employee benefits	20,189	20,366	20,038	19,293	79,886
Total noninterest expense	32,928	33,596	34,307	34,175	135,006
Net income	11,594	13,737	10,958	8,069	44,358
Per Common Share Data:
Net income-basic	0.76	0.91	0.72	0.53	2.91
Net income-diluted	0.74	0.89	0.70	0.52	2.85
Cash dividends declared	0.20	0.20	0.22	0.22	0.84
Common shares outstanding	15,183,483	15,186,632	15,242,061	15,281,141	15,281,141
Average common shares outstanding -
Basic	15,208,049	15,185,763	15,217,546	15,263,507	15,218,835
Diluted	15,562,570	15,548,687	15,589,215	15,606,950	15,578,463
Performance Ratios:
Return on average assets	1.26%	1.46%	1.13%	0.84%	1.17%
Return on average equity	12.24	14.14	11.04	7.94	11.30
Net interest margin	4.24	4.08	4.03	3.85	4.05
Efficiency ratio	62.57	57.82	64.69	68.73	63.24

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,958,155	$4,269,325	$4,322,103
Total loans	2,808,499	2,738,238	2,713,169
Allowance for loan losses	(36,765)	(39,334)	(36,016)
Securities	439,220	417,738	391,627
Deposits	3,471,518	3,782,822	3,831,823
Stockholders' equity	416,381	419,202	425,638
Book value per common share	27.23	27.40	27.81
Tangible book value per common share	24.51	24.69	25.12
Balance Sheet Ratios:
Average loans to deposits	83.29%	79.67%	70.39%
Average earning assets to total assets	91.51	92.08	92.97
Average stockholders' equity to average assets	10.85	10.52	9.79
Asset Quality Data:
Past due loans	$867	$21,530	$9,941
Nonaccrual loans	25,255	24,186	37,319
Restructured loans	353	1,115	561
Total nonperforming and restructured loans	26,475	46,831	47,821
Other real estate owned and repossessed assets	5,576	11,543	10,587
Total nonperforming and restructured assets	32,051	58,374	58,408
Nonperforming and restructured loans to total loans	0.94%	1.68%	1.76%
Nonperforming and restructured assets to total assets	0.81	1.35	1.35
Allowance to total loans	1.31	1.44	1.33
Allowance to nonperforming and restructured loans	138.87	83.99	75.31
Net charge-offs to average loans	0.13	0.33	0.63
	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364	$3,825,518	$3,867,204
Total loans	2,500,849	2,608,913	2,730,409	2,757,854
Allowance for loan losses	(30,193)	(33,512)	(33,862)	(34,290)
Securities	462,832	448,350	462,595	455,568
Deposits	3,302,103	3,369,912	3,361,233	3,377,608
Stockholders' equity	386,177	387,181	397,648	413,791
Book value per common share	25.43	25.49	26.09	27.08
Tangible book value per common share	22.65	22.73	23.35	24.34
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%	78.85%	82.23%
Average earning assets to total assets	91.27	90.91	91.10	91.63
Average stockholders' equity to average assets	10.27	10.30	10.25	10.55
Asset Quality Data:
Past due loans	$643	$2,043	$892	$1,346
Nonaccrual loans	11,892	11,070	20,229	21,359
Restructured loans	864	833	940	1,022
Total nonperforming and restructured loans	13,399	13,946	22,061	23,727
Other real estate owned and repossessed assets	2,074	2,311	3,423	3,997
Total nonperforming and restructured assets	15,473	16,257	25,484	27,724
Nonperforming and restructured loans to total loans	0.54%	0.53%	0.81%	0.86%
Nonperforming and restructured assets to total assets	0.41	0.42	0.67	0.72
Allowance to total loans	1.21	1.28	1.24	1.24
Allowance to nonperforming and restructured loans	225.34	240.30	153.50	144.52
Net charge-offs to average loans	0.12	0.03	0.28	0.38

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,709,421	$37,783	5.53%	$2,765,665	$114,678	5.54%
Securities – taxable	363,763	3,267	3.56	387,814	10,357	3.57
Securities - tax exempt	36,102	508	5.58	38,829	1,644	5.66
Interest bearing deposits with banks	921,711	702	0.30	603,363	1,598	0.35
Total earning assets	4,030,997	42,260	4.16	3,795,671	128,277	4.52

Nonearning assets:
Cash and due from banks	107,829			114,888
Interest receivable and other assets	236,238			234,247
Allowance for loan losses	(39,370)			(36,784)
Total nonearning assets	304,697			312,351
Total assets	$4,355,694			$4,108,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$375,863	$352	0.37%	$375,011	$893	0.32%
Savings deposits	1,291,694	3,419	1.05	1,187,452	12,154	1.37
Time deposits	910,662	4,785	2.08	888,159	15,675	2.36
Short-term borrowings	634	-	-	3,483	11	0.42
Junior subordinated debentures	26,804	491	7.27	26,804	1,474	7.35
Total interest-bearing liabilities	2,605,657	9,047	1.38	2,480,909	30,207	1.63

Interest-free funds:
Noninterest bearing deposits	1,271,062			1,172,024
Interest payable and other liabilities	34,401			33,616
Stockholders’ equity	424,574			421,473
Total interest free-funds	1,730,037			1,627,113
Total liabilities and stockholders’ equity	$4,335,694			$4,108,022
Net interest income		$33,213			$98,070
Net interest spread			2.78%			2.89%
Net interest margin			3.27%			3.45%